April 28, 1997

Dave Norman
DavCo Restaurants, Inc.
1657 Crofton Blvd.
Crofton, MD  21114

                        LETTER OF INTENT

Dear Dave:

Per our conversations, this Letter of Intent has been prepared to summarize the agreement of the parties and is intended to be binding.

1.   INTENT

     This Letter of Intent ("Letter of Intent") is intended to describe in general terms the intent of the parties with respect to the matters referenced in the draft Master
     Franchise Agreement sent to Wendy's
     under cover letter dated December 23,
     1996 ("Discussion Draft"). For purposes of simplicity and clarification, this Letter of Intent numerically follows the points set out in the Discussion Draft and utilizes the same defined terms as referenced therein.
     (The final Letter of Intent may delete many of those references). To the extent this Letter of Intent contains affirmative statements that certain provisions of the existing agreements remain unchanged, that is not intended to imply that other provisions of our existing agreements which are not referenced will necessarily be deleted. The parties recognize that there are a number of agreements outstanding reflecting various efforts to address the unique structure of DavCo that will need to be reviewed and clarified in the context of this Letter of Intent. Upon the execution of this Letter of Intent, the parties intend to incorporate the terms and conditions contained in the various documents which are outstanding
     (including the terms of this Letter of Intent) into one master agreement (the "Master
     Agreement") designed to reflect in detail the current status of all franchise agreements between Wendy's and DavCo
     (and DavCo's subsidiaries).

2.   ACQUISITION OF ADDITIONAL
     FRANCHISEES

2.1  A.   As of the effective date, Harvey
          Rothstein and Ron Kirstein (the
          "Principals"), DavCo, SHC, and
          MDFagree that neither they nor any
          entity which any of them directly or
          indirectly controls will acquire (by
          merger, assignment or otherwise)
          any additional Wendy's Restaurants
          or an interest in any entity which
          directly or indirectly owns more than
          a twenty percent (20%) voting
          interest or more than a twenty
          percent (20%) equity interest in a
          franchisee of Wendy's.
          Notwithstanding anything else in
          this paragraph to the contrary, said
          parties will acquire no interest
          whatsoever (directly or indirectly) in
          an entity whose primary assets
          relate to (or are used in) the
          Wendy's business.  The
          aforementioned parties shall be
          prohibited from acquiring any such
          interest unless Wendy's in its sole
          and absolute discretion elects to
          waive this provision.  Said parties
          agree that they shall not commence
          or participate in any negotiations
          inconsistent with this provision
          without first obtaining Wendy's
          written waiver.

     B.   The aforementioned parties
          recognize and acknowledge that
          Wendy's has made numerous
          accommodations to deal with
          DavCo's unique equity structure,
          the competitive interests of CVC
          and the consequences of broad
          public ownership.  In consideration
          of these matters, the parties agree
          that the restrictions and limitations
          imposed herein by Wendy's are
          reasonable, necessary and
          appropriate considering all of the
          facts involved.

2.2 It is agreed that this prohibition shall not apply to any acquisition, merger or assignment of interest in other franchises or other franchisees located within the states of Maryland and Virginia. In such event, Wendy's standard consent and right of first refusal shall apply consistent with system standards, and if any such transaction constitutes a change in control of any franchisee, the parties shall execute a NUFA modified in accordance with the Modification Agreement attached as
     Exhibit A.

2.3 CVC acknowledges that in connection with its direct or indirect acquisition of any equity or voting interest in a Wendy' franchise or franchisee in the future, it shall be required to comply with Wendy's then-current policies, and CVC's interest in
     DavCo shall not be viewed as the basis for any exceptions involving other entities.
     CVC further acknowledges receipt of
     Wendy's transaction policy amendment
     dated November 4, 1994.

3.   DAVCO RECAP AGREEMENT

3.1  A.   The Letters of Credit shall remain at
          $2 million, and Paragraph 1.3 and
          1.4 of the Recap Agreement shall
          remain applicable.

     B.   Paragraph 4.1 of the Recap
          Agreement shall be modified to
          reflect the following:

               From the date of this Letter
               of Intent, DavCo shall be free
               itself to become involved in
               other businesses and to set
               up new subsidiaries to be
               involved in such businesses,
               subject to the noncompete
               provisions of the franchise
               agreements.  MDF and SHC
               shall remain exclusively
               Wendy's entities and owned
               100% by DavCo.

     C.   Paragraph 4.2 of the Recap
          Agreement would be modified so as
          to allow for the applicability of the
          30-day grace period to DavCo, to
          the extent it is otherwise available
          to other franchisees in the Wendy's
          system.

3.2. Paragraph 6.9 of the Recap Agreement shall be modified to reflect the following:

     A.   As to existing and future franchise
          agreements, CVC shall comply with
          Paragraph 6.9 of the Recap
          Agreement; provided, however, as
          to NUFAs executed by DavCo, SHC
          or MDF, the covenant not to
          compete which shall be applicable
          to CVC shall be limited to the
          applicable DMA as follows:  During
          the term of the franchise agreement
          and for two (2) years thereafter,
          except as permitted in Paragraph
          6.9 of the Recap Agreement, CVC
          shall not have an interest in any
          quick-service restaurant selling
          chicken sandwiches or hamburgers
          or products similar to the products
          being sold at Wendy's Restaurants
          generally if such restaurant is
          located in the same DMA as a
          Wendy's Restaurant operated by
          DavCo or its subsidiaries.  CVC
          shall also comply with the
          confidentiality provisions of the
          Franchise Agreements.

4.   DAVCO IPO AGREEMENT (CONSENT
     AND WAIVER)

4.1  A.   It is acknowledged that the MDF
          Plan referenced in Paragraph 3 of
          the Consent and Waiver has been
          completed.

     B.   Paragraph 6.4 of the Consent and
          Waiver shall be modified to include
          the following language:

               Provided, however, if either
               of the Principals directly or
               indirectly acquire 20% or
               more of DavCo, they shall
               comply with the following
               requirements and conditions:
               (subject to the limitations set
               forth in Paragraph 4.1.D of
               the Letter of Intent:



               i)   Paragraph 14(a)(xv)
                    of the Unit Franchise
                    Agreement,
                    Paragraph 18(a)(xvi)
                    of the Restaurant
                    Franchise Agreement
                    and Paragraph 14.2.B
                    of the New Unit
                    Franchise Agreement
                    shall be applicable to
                    such Principal and
                    shall be modified
                    accordingly.

               ii)  Such Principal shall
                    promptly agree in
                    writing to comply with
                    the confidentiality
                    provisions of the then-existing
                    franchise agreements.

               iii) An operator with
                    equity pursuant to
                    Paragraph 4.2.2
                    below has been
                    identified and
                    approved by Wendy's
                    (if not previously
                    approved by
                    Wendy's).

               iv)  The acquisition of
                    such interest by a
                    Principal shall not
                    have any adverse
                    effect on DavCo's
                    financial condition
                    whatsoever,
                    including, without
                    limitation, its
                    outstanding debt, the
                    fixed charge coverage
                    ratio (or other
                    financial ratios or
                    factors).

               v)   The Principal has no
                    involvement in the
                    management/operation of nor owns
                    directly or indirectly a
                    major interest (20% or
                    more equity or voting
                    interest; 5% or more
                    equity or voting
                    interest if a public
                    entity) in any quick-service restaurant
                    business having locations within three
                    (3) miles of a Wendy's Old
                    Fashioned Hamburgers Restaurant and
                    operating under a nationally or
                    regionally recognized brand name in
                    the U.S., or in any quick-service
                    restaurant covered by the
                    noncompetition provisions of the
                    franchise agreements (as amended)
                    which are in effect at that
                    time, including without limitation the
                    provisions of Paragraph 5(B) below;

     C.   DavCo shall notify Wendy's in
          writing within twenty (20) days of
          any filing reflecting an interest
          which does not comply with
          Paragraph 4.1(B) or within twenty
          (20) days of the date DavCo
          becomes aware of the existence of
          an interest which does not comply
          with Paragraph 4.1(B) (whichever is
          first).  Wendy's shall have the
          absolute right to declare a default
          under the franchise agreements
          subject to an opportunity to cure
          pursuant to the franchise
          agreements.

     D.   It is acknowledged that CVC (as
          part of the Control Block which
          previously existed under the
          Consent and Waiver) already has
          an interest in excess of 20%, and
          the conditions in Paragraph 4.1(B)
          shall not be applicable to CVC
          subject to its compliance with the
          balance of this Letter of Intent. It is acknowledged that the Principals have certain rights and restrictions under the Franchise Agreements which are unique to them. As a result, to the extent either of them in the future acquires 20% or more of DavCo, any pre-existing agreements which they are then party to or interests which they then hold, which are not in violation of their other commitments and obligations under the Letter of Intent or under the Franchise Agreements shall be grandfathered as exceptions to Paragraph 4.1(B)(v) above.

     E.   Paragraph 9.1 of the Consent and
          Waiver (with regard to an
          indemnity) shall remain applicable
          to future offerings and to protect
          Wendy's against any third-party
          claims with respect to prior offerings
          as well.

     F.   Paragraph 12.1 and 12.2 of the
          Consent and Waiver shall remain
          applicable.

     G.   All parties shall contemporaneously
          herewith execute a Mutual Release
          of Claims in the form attached
          hereto as Exhibit B.

4.2  A.   In Paragraph 6.1 of the Consent
          and Waiver, the restrictions on the
          activities and stock ownership of
          MDF shall remain (See 3.1(B)
          above).

     B.   As to Paragraph 6.3 of the Consent
          and Waiver, it is the intent of the
          parties that the control block
          restrictions on DavCo and CVC
          would be removed with the following
          understanding:

          i)   subject to Paragraph 4.1 (B)
               above (regarding the 20%
               owner).

          ii)  Wendy's shall have the right
               to consent and Wendy's
               agrees not to unreasonably
               withhold its prior written
               consent to a public offering
               or any exempt offering by
               DavCo to five (5) or more
               persons or entities of DavCo
               shares (or debt) subject to
               the following conditions:

               a)   Compliance with the
                    terms and conditions
                    of Paragraphs 9.1 and
                    9.2 of the Consent
                    and Waiver.

               b)   DavCo, MDF, SHC,
                    and CVC shall
                    execute a release of
                    all claims in the form
                    referenced under
                    Paragraph 6.3.D.3(c)
                    of the Consent and
                    Waiver, unless the
                    offering is only a debt
                    offering and does not
                    involve any voting or
                    equity interest in
                    DavCo (nor any
                    interest which is
                    convertible to voting
                    or equity interest).  It
                    is also agreed
                    (without prejudice to
                    the rights of either
                    party) that any
                    release obtained from
                    DavCo in connection
                    with a transfer or
                    issuance of DavCo
                    stock (and only in
                    such instance) shall
                    not include a release
                    of third-party claims of
                    Wendy's direct
                    negligence involving
                    the implementation of
                    Wendy's operational
                    systems.

               c)   Payment of any and
                    all indebtedness to
                    Wendy's, its
                    subsidiaries and any
                    advertising
                    cooperative by
                    DavCo, MDF and
                    SHC.

               d)   In the event a NUFA
                    has been executed by
                    DavCo, MDF or SHC,
                    compliance with
                    Paragraph 13.6 of the
                    NUFA.

               e)   The offering complies
                    with Wendy's financial
                    standards (including
                    but not limited to the
                    fixed charge coverage
                    ratio and restrictions
                    on guaranteed
                    returns) applicable to
                    transfers of interest
                    as set forth in
                    Wendy's transaction
                    policy as amended
                    from time to time.

          iii) CVC shall not transfer ten
               percent (10%) or more of
               DavCo's equity or voting
               interest in a transfer or
               series of related transfers to
               any person or entity (or a
               group of affiliated persons
               and entities), through a
               private offering or private or
               exempt transaction of any
               kind without a waiver of
               Wendy's right of first refusal.

     C.   Wendy's retains a right of first
          refusal and prior written consent
          with respect to any transfer of
          franchise rights, the business or all
          or substantially all of the assets
          related to the business associated
          with one (1) or more Wendy's
          Restaurants (except as provided in
          Paragraph 6 below).  It is
          understood and acknowledged that
          the right of first refusal referenced in this paragraph shall exist only if the Wendy's Restaurant is to continue to operate as a Wendy's; however, it is also understood and acknowledged that DavCo
          (including its subsidiaries) has no
          authorization to close any Wendy's
          Restaurant except as may be
          specifically approved in writing by
          Wendy's.

4.2.2  As to Paragraph 8.3.2 of the Consent and
       Waiver, the parties would agree to new
       restrictions on equity for the operator (Ron
       Kirstien).

          i)   While the operator need not
               retain a certain percentage
               interest (given the size of
               DavCo), we would establish
               some equity requirements
               based upon a dollar
               investment or a number of
               shares owned.  Wendy's
               acknowledges that an equity
               interest with a value of
               approximately $100,000
               shall be sufficient equity for
               the operator.

          ii)  Other portions of 8.3.2 shall
               remain (e.g. temporary
               period, and authorization of
               Kirstien to sign documents).

4.2.3 Wendy's prefers to keep Paragraph 9.2 of the Consent and Waiver as is. The final language in the Master Agreement may in Wendy's discretion also include language from the next to the last paragraph on Page 11 of Wendy's transaction policy.

5.   NONCOMPETITION AGREEMENTS

     A.   DavCo, the Principals, any
          replacement operator approved by
          Wendy's, and any entity which any
          of them directly or indirectly
          controls, shall comply with the
          standard 005 UFA and RFA
          confidentiality provisions and
          noncompete provisions as
          applicable to specific geographic
          areas.  If a NUFA is executed by
          DavCo or its subsidiaries, then the
          noncompete provision of the NUFA
          shall also be applicable to the
          aforementioned parties.

     B.   Notwithstanding anything else
          herein to the contrary, in addition to
          these standard provisions, during
          the term of any of the Franchise
          Agreements and any renewal
          thereof, neither DavCo, the
          Principals, any replacement
          operator approved by Wendy's, nor
          any entity which any of them directly
          or indirectly controls shall have any
          interest, direct or indirect, in the
          ownership or operation of any
          quick-service restaurant located
          anywhere in the continental United
          States which sells hamburgers or
          chili.

     C.   In connection with any RFA
          executed by the parties, it is
          acknowledged that there is no
          further clarification or agreement as
          to what constitutes a "product
          similar" and both parties reserve
          their rights in this regard.

6.   TERMINATION OF MDF FIRST
     REFUSAL AGREEMENT

     Wendy's is not prepared to terminate this agreement. Wendy's will allow MDF to terminate franchise agreements and close stores as Wendy's Restaurants in the St.
     Louis DMA without Wendy's having any
     right of consent or a right of first refusal in order to sell these units for an alternative use, provided DavCo gives to Wendy's ninety (90) days prior written notice of any such closings, setting out the intended details of such closings, promptly de-identifies the restaurant(s) after closure, and reasonably cooperates with Wendy's in minimizing any potential negative media coverage or marketing associated with such closings. Wendy's would retain its consent and the two rights of first refusal with respect to the Central Illinois
     Restaurants, consistent with the franchise agreements and the 1991 agreement.
     Provided, however, if DavCo receives a
     bona fide offer to acquire all or
     substantially all of the assets of MDF (or stock), Wendy's right of first refusal and consent shall be applicable to the entire transaction and shall not be limited to the Central Illinois Restaurants.

7.   SHC AGREEMENT ("CONSENT TO
     MERGER")

     A.   Regarding Paragraph 4 of the
          Consent to Merger (concerning
          letters of credit) - See Paragraph
          3.1(A) above.

     B.   Regarding Paragraph 6 of the
          Consent to Merger (concerning
          SHC stock restrictions)- See
          Paragraph 3.1(B) above.

     C.   Regarding Paragraph 12 of the
          Consent to Merger (concerning
          SHC activities)- See Paragraph
          3.1(B) above.

     D.   Regarding Paragraph 16 of the
          Consent to Merger (concerning
          Wendy's future approval)- See
          Paragraph 4.1(D) above.

8.   MODIFICATION OF RESTAURANT
     CLOSING AGREEMENT

     A.   In lieu of the December 30, 1991
          (replacement store) letter of
          agreement which has expired and in
          order to address those Restaurants
          closed pursuant to that letter of
          agreement, Wendy's would provide
          DavCo with a revision to the
          Performance Schedule of the
          Baltimore/Washington Development
          Agreement, such that the number of
          Restaurants recognized as open as
          of December 31, 1996 would be
          134, the number of Restaurants
          required in each of years 1997-2004
          would be reduced from 7 to 6,
          and in 2005 from 8 to 6.  DavCo
          would then be required to have
          open or under construction 6
          additional Restaurants in 2006 and
          6 additional Restaurants in 2007.  In
          addition, from 2008 to 2015 (8
          years), DavCo would have open or
          under construction an additional five
          (5) stores per year for a total of 240
          stores under that Development
          Agreement; provided, however, all
          Unit Franchise Agreements, all
          other franchise agreements
          executed pursuant to the right of
          first refusal, and the right of first
          refusal itself under the Development
          Agreement would expire on
          December 31, 2025.  DavCo
          understands that strict compliance
          with the Performance Schedule
          shall be required, time being of the
          essence.  All future store closings
          would be pursuant to Wendy's then-current policies and standards applicable to the system.
          DavCo may in any given year develop more than the annual minimum required number of Restaurants up to the total of 240 through the year 2015.
          See the Performance Schedule
          attached hereto as Exhibit C.

     B.   It is acknowledged and agreed that
          DavCo shall have the opportunity to
          be considered for other Restaurant
          closings in connection with Wendy's
          then-existing standard policies,
          guidelines, and procedures, which
          currently include (without limitation)
          the execution of a general release
          of all claims in Wendy's standard
          form.

9.   NEW UNIT FRANCHISE AGREEMENTS

9.1. A    The NUFA shall be signed for any
          acquisition and any new store other
          than the 240 Restaurants
          referenced in Paragraph 8 above
          (except as otherwise provided in
          Paragraph 9.3 below), including
          Restaurants built pursuant to the
          right of first refusal under the
          Development Agreement.  The
          terms of any NUFA signed by
          DavCo, SHC or MDF shall be
          applicable to those entities, the two
          key employees (the Principals and
          others as set forth in the NUFA (and
          to the extent otherwise agreed to in
          this Letter of Intent).

9.2  The terms of any NUFA executed by
     DavCo, SHC, MDF or Heron (a wholly-owned subsidiary of DavCo) shall be modified as set forth in the Modification
     Agreement in its final executed form, but the parties understand that these modifications are unique to DavCo and its structure and shall not be assignable, and Wendy's then-current form franchise agreement (without modification) shall be executed in connection with any transfer under Paragraph 4.2.C above.

9.3  As indicated above, in the event of a
     transfer, acquisition or new store
     development (other than the 240
     Restaurants referenced in Paragraph 8
     above), the then-current agreement shall be executed, however, Wendy's will permit
     SHC to develop five (5) additional
     Restaurants within the Nashville,
     Tennessee DMA pursuant to a Restaurant
     Franchise Agreement (subject to Wendy's
     standard policies and procedures related to new development), provided these
     Restaurants are under construction by
     December 31, 2001 and opened within six
     (6) months after commencing construction, and Wendy's Legal Department is given written notice of DavCo's intent to consider such development at least thirty (30) days prior to their request for a real estate letter authorizing the investigation of such sites.

10.  JURISDICTION AND VENUE:

     Wendy's, DavCo, MDF, SHC and CVC
     agree that any action brought by Wendy's against DavCo, MDF, SHC or CVC, or any action brought by DavCo, MDF, SHC or CVC against Wendy's (or its subsidiaries), whether federal or state, shall be brought only within the state of Delaware, and the parties hereby waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision, provided, however, this agreement and the individual franchise agreements referenced herein shall be interpreted and construed under the laws of the State of Ohio, and in the event of any conflict of law, the laws of Ohio shall prevail, without regard to and without giving effect to the application of Ohio conflict of law rules. Nothing in this paragraph is intended by the parties to subject this agreement or the franchise agreements referenced herein to any franchise or similar law, rule or regulation of the State of Ohio or of any other state to which it would not otherwise be subject.

Upon execution of this Letter of Intent, the parties shall proceed to incorporate the provisions contained herein into an overall agreement which shall also include the provisions of other agreements between the parties. In the event of a conflict, this Letter of Intent shall control, provided, however, every reasonable effort is made to interpret the agreements as being consistent with the Letter of Intent, except as specifically set forth herein to the contrary.

                                   Sincerely,

                                   WENDY'S INTERNATIONAL, INC.


                                   By:     /S/ W.S. Wirt
                                           __________________________

                                   Title:  VP-Franchise
                                           ___________________________

ACCEPTED AND AGREED TO BY

DAVCO RESTAURANTS, INC.

By:    /S/ Ronald Kirstien
       -------------------

Title:
       -------------------

MDF, INC.

By:     /S/Ronald Kirstien
        ------------------

Title:
        ------------------

SOUTHERN HOSPITALITY CORPORATION

By:     /S/ Ronald Kirstien
        -------------------

Title:
        -------------------

CITICORP VENTURE CAPITAL, LTD.

By:     /S/ Byron Knief
        -------------------
Title:
        -------------------

/S/ Harvey Rothstein
------------------------------
HARVEY ROTHSTEIN, INDIVIDUALLY


/S/ Ronald Kirstien
-----------------------------
RONALD KIRSTIEN, INDIVIDUALLY


                     MODIFICATION AGREEMENT


     This Modification Agreement (the
"Agreement") is made in Dublin, Ohio, as of the date set forth below, by and between Wendy's
International, Inc., an Ohio corporation
(hereinafter "Wendy's"), DavCo Restaurants, Inc., a Delaware corporation (hereinafter "DavCo"),
MDF, Inc., a Delaware corporation (hereinafter
"MDF"), and Southern Hospitality Corporation, a
Tennessee corporation (hereinafter "SHC").

     WHEREAS, DavCo, MDF and SHC are
existing franchisees of Wendy's, and Heron is a wholly-owned subsidiary of DavCo formed to develop combined motor fuel facility, convenience store and Wendy's Old Fashioned Hamburgers
Restaurant sites; and

     WHEREAS, Wendy's has proposed to offer
grants of franchise rights under old
Unit Franchise Agreements (hereinafter "UFA") or
New Unit Franchise Agreements (hereinafter
"NUFA"); and

     WHEREAS, the following modifications to
the terms of the NUFA will govern the grant of franchise rights to DavCo, MDF, SHC and Heron for restaurants not granted under the UFA.

     NOW, THEREFORE, in consideration of
the terms and conditions hereinafter set forth, the parties, intending to be legally bound, mutually agree as follows:

     1.   The second sentence of subparagraph 4.4
is hereby modified to read as follows:

          "Franchisor reserves the
          right to require payment of
          any and all fees by means of
          electronic, computer, wire, or
          automated transfer or
          bank clearing services, and
          Franchisee agrees to
          undertake all
          action reasonably necessary
          to accomplish such transfers,
          provided, however, this
          payment method shall be
          required by Franchisor only
          if the Franchisee has in the
          past been delinquent (a
          notice of default having been
          issued) for one or more
          payments due under the
          Agreement."


     2.   Subparagraphs 5.1.A, 5.1.B and
5.1.D are hereby deleted in their entirety from the NUFA.

     3.   Subparagraph 5.2.B is hereby
modified so as to delete in their entirety the last two (2) sentences of that subparagraph.

     4.   The first sentence of Subparagraph
5.2.D is hereby modified to read as follows:

          "Franchisee shall employ a
          qualified and licensed
          general contractor to
          construct the Restaurant and
          to complete all
          improvements."


     5.   Subparagraph 6.5 is hereby deleted
in its entirety.

     6.   Subparagraph 6.6 is hereby
amended so as to include the following provision:

          "Provided, however,
          Franchisee shall not be
          required by Franchisor
          to operate the Franchised
          Business during hours that
          are otherwise prohibited by
          local ordinance or prohibited
          by the landlord under the
          terms of a lease entered into
          with an unrelated third party."


     7.   Subparagraph 6.8 is hereby
amended to include the following:

          "It is understood and agreed
          that the failure of Franchisee
          to provide notice pursuant to
          this subparagraph shall not
          constitute a default under
          Subparagraph 14.2.C in and
          of itself.  Subparagraph
          14.2.C shall be based upon
          the condition of the
          Restaurant."


     8.   Subparagraphs 6.9, 6.10 and 6.17 is
hereby amended so as to include the following:

          "With respect to color
          scheme, it is understood and
          agreed that Franchisee's
          requirements hereunder may
          be subject to local
          ordinances and certain lease
          requirements, and
          Franchisee shall not be held
          to be in violation of this
          Agreement as a result of
          complying with such local
          ordinances and/or lease
          requirements concerning
          color scheme, provided
          Franchisee has made
          reasonable, good faith efforts
          to comply with this provision.


     9.   Subparagraph 6.10 is hereby
modified to read as follows:

          "At Franchisor's request,
          which shall not be more often
          than once every five (5)
          years, Franchisee shall
          refurbish the Restaurant at
          its expense to conform to the
          building design, trade dress,
          color schemes, and
          presentation of the
          Proprietary Marks in a
          manner reasonably
          consistent with the image
          then in effect for new
          restaurants under the
          System, including, without
          limitation, remodeling,
          redecoration, and
          modifications to existing
          improvements and
          equipment."


     10.  The last sentence of Subparagraph
6.17 shall be modified to read as follows:

          "Franchisee shall promptly
          undertake all reasonable
          action and make such reasonable
          expenditures as are necessary to
          implement such changes, including,
          without limitation, acquiring and
          installing new equipment at
          the Restaurant, and hiring
          and training additional
          personnel."


     11.  Subparagraph 11.7 is hereby
modified to read as follows:

          "For all advertising and
          promotional plans which
          require Franchisor's
          approval prior to use, as set
          forth in Sections 11.3 and
          11.4 hereof, Franchisee or
          the Cooperative, where
          applicable, shall submit
          samples of such plans and
          materials to Franchisor (by
          means described in Section
          21 hereof), for Franchisor's
          prior written approval.


     12.  Subparagraph 12.4 is hereby
modified to read as follows:

          "In connection with all
          significant construction,
          reconstruction, or remodeling
          of the Restaurant during the
          term hereof, Franchisee will
          cause the general contractor,
          its subcontractors, and any
          other contractor, to effect
          and maintain at general
          contractor's and all
          other contractor's own
          expense, such insurance
          policies and with such
          endorsements as are set
          forth in the Manual or
          otherwise in writing, and
          which are written by
          insurance companies
          satisfactory to Franchisor."


     13.  Subparagraph 12.6 is hereby
deleted in its entirety from the NUFA.

     14. Subparagraph 13.2.A is hereby modified to read as follows:

          "Neither Franchisee nor any
          Owner shall transfer, pledge,
          or otherwise encumber this
          Agreement, any of the rights
          or obligations
          of Franchisee under this
          Agreement, or any direct or
          indirect interest in
          Franchisee;"

     15.  Subparagraph 13.2.B is hereby
modified to read as follows:

          Franchisees shall not issue
          any further securities without
          Wendy's prior written
          consent except that DavCo
          may proceed with a
          secondary public offering of
          its shares without Wendy's
          consent to the extent such is
          separately agreed to by the
          parties.


     16.  Subparagraph 13.3.A is hereby
amended so as to include the following clause at the end of that subparagraph:

          "provided such other written
          policies are consistently
          enforced by Wendy's within
          the Wendy's System."


     17.  The last sentence of Subparagraph
13.3.B is hereby modified to read as follows:

          "Franchisor reserves the
          right to disapprove any
          proposed transfer
          the result of which would be,
          in the reasonable opinion of
          Franchisor, a
          disproportionately large
          ownership of Wendy's
          restaurants by the Proposed
          Franchisee compared with
          the number
          of restaurants operated by all
          franchisees in the System; it
          is understood that if buyer
          has an active Development
          Agreement with Wendy's
          requiring additional
          restaurants to be built within
          a specific time period and
          buyer is in compliance with
          that Development
          Agreement, then buyer shall
          not be rejected by Wendy's
          based upon the penetration level
          of Wendy's restaurants in
          buyer's existing markets as
          referenced in item (iii)
          above."

     18.  Subparagraph 13.3.D is hereby
modified to read as follows:

          "If Franchisor requests, the
          Franchisee or Proposed
          Franchisee, at their own
          expense, shall modify the
          Restaurant to reasonably
          conform to the then-current
          standards and specifications
          of System restaurants, and
          shall complete the
          modifications prior to the
          transfer or within the time
          subsequent to the transfer
          reasonably specified by
          Franchisor;"


     19.  The second sentence of
Subparagraph 13.4 is hereby modified to read as follows:

          "Franchisor shall have the
          right and option, exercisable
          within forty-five (45) days
          after receipt by Franchisor of
          such written notification, all
          information and
          documentation which the
          seller has provided to
          the buyer and which the
          seller has received from the
          buyer, audited financial
          statements for the seller,
          audited financial statements
          for the buyer to the extent they
          exist (otherwise financial
          statements from the buyer certified
          by the President or Chief
          Financial Officer of the
          buyer), and all other
          information required by
          Wendy's transaction form, to
          send written notice to the
          seller that Franchisor intends
          to purchase the seller's
          interest on the same terms
          and conditions as those
          offered by the prospective
          purchaser."


     20.  The first sentence of Subparagraph
13.5 is hereby modified to read as follows:

          "Franchisee shall neither
          grant nor permit the
          existence of any security
          interest in this Agreement, or
          in the securities of any
          corporation, partnership or
          other business entity which
          is a Franchisee (or which directly
          or indirectly controls a
          Franchisee), without an
          acknowledgment by the
          security holder of the
          Franchisor's right of first
          refusal and Wendy's prior
          written consent.


     21.  Subparagraph 14.2.B is hereby
modified to read as follows:

          "If Franchisee is convicted of
          a crime involving moral
          turpitude, or any other crime or
          offense that Franchisor believes is
          reasonably likely to have a
          material adverse effect on
          the System, the Proprietary Marks,
          the goodwill associated
          therewith or Franchisor's
          interest therein; and fails to
          take appropriate action
          against the responsible
          individuals or mitigate the
          adverse effect."


     22.  Subparagraph 14.2.H is hereby
modified to read as follows:

          "If Franchisee repeatedly is
          in default under Section 14.3
          hereof for failure to
          substantially comply with any
          of the material requirements
          imposed by this Agreement,
          whether or not cured after
          notice, or Franchisee
          commits the same material
          default on three (3)
          occasions within any twelve-month
          period, whether or not
          cured after notice; or"


     23.  Paragraph 15.4 (including each of
its subparagraphs) is hereby deleted in
its entirety.

     24.  Subparagraph 15.10 is hereby
deleted in its entirety from the NUFA.

     25.  Paragraph 16.1 is hereby modified
to delete the language "(or the approved
Operator)" and the term "Franchisee" for the purposes of this Paragraph shall not be construed so as to require DavCo to devote its full time to the management and operation of the Franchised Business.

     26. Subparagraph 16.2.B is hereby modified to read as follows:

          "Own, maintain, invest in,
          operate, engage in, be
          employed by, have any
          interest in, participate in any
          capacity (by franchising or
          otherwise) in any business
          which is, or is intended to be,
          either of the following:"

     27.  Subparagraph 16.2.B.2 is hereby
modified to read as follows:

          "Any quick-service restaurant
          selling chicken sandwiches
          or hamburgers or products
          similar to Franchisor (except
          another Wendy's Old
          Fashioned Hamburgers
          restaurant operating
          pursuant to a franchise
          agreement executed by
          Wendy's, as Franchisor)
          which quick-service
          restaurant is located within a
          three-mile radius of the
          Restaurant or within a three-mile
          radius of any other
          Wendy's Old Fashioned
          Hamburgers restaurant
          operating under the System,"


     28.  Subparagraphs 17.1.C and 17.2.C
are hereby deleted in their entirety.

     29.  Subparagraph 20.5 is hereby
amended to include the following sentence:

          "Both parties agree to act in
          good faith with respect to the
          spirit of
          this provision."

                    IN WITNESS WHEREOF, this Modification
          Agreement shall be effective as of the date it is executed by Wendy's International, Inc.

                              WENDY'S INTERNATIONAL, INC.

                              By:
                              Title:
                              Date:

                              DAVCO RESTAURANTS, INC.

                              By:
                              Title:
                              Date:

                              MDF, Inc.

                              By:
                              Title:
                              Date:

                              SHC

                              By:
                              Title:
                              Date:


          MUTUAL RELEASE


     This MUTUAL RELEASE, effective as of
May 8, 1997, is entered into by and
among DAVCO RESTAURANTS, INC., a Delaware corporation, MDF, INC., a Delaware corporation and subsidiary of DavCo Restaurants, Inc., and SOUTHERN HOSPITALITY
CORPORATION, a Tennessee corporation
and subsidiary of DavCo Restaurants, Inc.
(collectively referred to as "DavCo"); WENDY'S
INTERNATIONAL, INC., an Ohio corporation
("Wendy's"); and Citicorp Venture Capital, Ltd., a
New York corporation ("CVC").

     WHEREAS, Wendy's and one or more of the
parties comprising DavCo (and CVC in some instances) are parties to franchise agreements and various amendments and clarifications thereto, including, without limitation, the Agreement and Consent to Recapitalization dated February 10, 1993, the Consent and Waiver Agreement dated August 3,
1993, and the Agreement and Consent to Merger dated September 26, 1994 (collectively the "Franchise
Agreements") for the Wendy's Old Fashioned
Hamburgers Restaurants listed on Exhibit A (the
"Restaurants").

     WHEREAS, Wendy's, DavCo and CVC are
entering into a Letter of Intent which is intended to provide for the clarification of certain outstanding issues between the parties under the Franchise
Agreements (the "Letter of Intent").

     WHEREAS, the parties have agreed as part of the consideration for the Letter of Intent to execute this Mutual Release.

     NOW, THEREFORE, in consideration of the
premises and the mutual promises contained herein, the parties, intending to be legally bound, mutually agree as follows:

1. Subject to the exclusions in Paragraph 2 below, DavCo and CVC hereby RELEASE, DISCHARGE and ACQUIT Wendy's, its subsidiaries and all past and present officers, directors, employees, successors, assigns and agents from any and all liabilities, claims, damages, demands, costs, indebtedness, expenses, indemnities, compensation, actions and causes of action of any kind whatsoever, whether developed or undeveloped, known (or unknown if they arose after September 22,
     1994), fixed or contingent, arising out of, under, or in connection with the Franchise
     Agreements, the franchise relationship
     between Wendy's and DavCo, the
     Restaurants, or any Wendy's Old Fashioned
     Hamburgers Restaurant currently or previously owned or operated by DavCo, which DavCo or CVC has asserted, may have asserted or could have asserted against Wendy's (or any of the aforementioned related parties) at any time up to the date of this MUTUAL
     RELEASE, including specifically, claims under the Sherman and Clayton Acts and the antitrust laws of the United States. This release is (without limitation) intended to include any and all claims of CVC, DavCo, and its subsidiaries related to or arising out of the acquisition of Southern Hospitality, Inc.
     and Wendy's introduction of the new franchise agreement to the system. This MUTUAL
     RELEASE shall survive the assignment or
     termination of any of the Franchise
     Agreements and all other agreements,
     documents and instruments in existence and is not in any way conditioned upon any other event or occurrence. This MUTUAL
     RELEASE is not intended as a waiver of those rights of DavCo which cannot legally be waived under any applicable franchise laws.

2. Wendy's shall not be released from, and this Mutual Release shall not affect, the following obligations for which DavCo expressly reserves its rights and remedies:

     A.   Wendy's shall be liable for ongoing
          compliance (after the date hereof) with
          the specific terms of the Franchise
          Agreements, including, without
          limitation, the Development
          Agreement between Wendy's and
          DavCo (as amended and referenced in
          the Letter of Intent), and all other
          agreements, documents and
          instruments which exist, and nothing
          herein shall be construed as a release
          or waiver thereof.

3. Subject to the exclusions in Paragraph 4 below, Wendy's hereby RELEASES,
     DISCHARGES and ACQUITS DavCo and
     CVC, their subsidiaries and all past and present officers, directors, employees, successors, assigns and agents from those liabilities, claims, damages, demands, costs, indebtedness, expenses, compensation, actions and causes of action of any kind whatsoever that are known to Wendy's, arising out of, under, or in connection with the Franchise
     Agreements, the franchise relationship
     between Wendy's and DavCo, the
     Restaurants, or any Wendy's Old Fashioned
     Hamburgers Restaurant, whether currently or previously owned or operated by DavCo, which Wendy's has asserted, may have asserted or could have asserted against DavCo or CVC (or any of the aforementioned related parties) at any time up to the date of this MUTUAL RELEASE, except as provided below. This MUTUAL RELEASE shall survive the assignment or termination of any of the Franchise Agreements and all other agreements, documents and instruments in existence and is not in any way conditioned upon any other event or occurrence.

4. DavCo shall not be released from, and this MUTUAL RELEASE shall not affect the following obligations for which Wendy's expressly reserves its rights and remedies:

     A.   DavCo shall remain liable for all
          monetary obligations (past, present
          and future), under the Franchise
          Agreements and all other agreements,
          documents, and instruments, including,
          without limitation, the letters of credit referenced in the Franchise
          Agreements, whether such obligations
          are owed to Wendy's, its subsidiaries,
          any advertising co-op, or any third
          party.

     B.   DavCo shall remain liable for all
          obligations (past, present and future)
          arising out of, under, or in connection
          with the indemnity provisions of the
          Franchise Agreements, and nothing
          herein shall be construed as waiving,
          limiting or modifying Wendy's rights
          under such provisions.

     C.   DavCo shall be liable for ongoing
          compliance (after the date hereof) with
          the specific terms of the Franchise
          Agreements, including, without
          limitation, the Development
          Agreement between Wendy's and
          DavCo (as amended and referenced in
          the Letter of Intent) and all other
          agreements, documents, and
          instruments which exist, and nothing
          herein shall be construed as a release
          or waiver thereof.

     IN WITNESS WHEREOF, this MUTUAL RELEASE
is effective as of the date referenced above.

                                   WENDY'S INTERNATIONAL, INC.

                                   By:    /S/ W.S. Wirt
                                   Title: VP-Franchise


                                   DAVCO RESTAURANTS, INC.

                                   By:    /S/ Ronald Kirstien
                                   Title:


                                   MDF, INC.

                                   By:    /S/ Ronald Kirstien
                                   Title:


                                   SOUTHERN HOSPITALITY CORPORATION

                                   By:    /S/ Ronald Kirstien
                                   Title:


                                   CITICORP VENTURE CAPITAL

                                   By:    /S/ Byron Knief
                                   Title:


                             PERFORMANCE SCHEDULE
                                     FOR
                                 CONTRACT #84

      Cumulative                            Open or Under Construction
   No. of Restaurants                              On or Before
   __________________                       __________________________

         134                                      December 31, 1996
         140                                      December 31, 1997
         146                                      December 31, 1998
         152                                      December 31, 1999
         158                                      December 31, 2000
         164                                      December 31, 2001
         170                                      December 31, 2002
         176                                      December 31, 2003
         182                                      December 31, 2004
         188                                      December 31, 2005
         194                                      December 31, 2006
         200                                      December 31, 2007
         205                                      December 31, 2008
         210                                      December 31, 2009
         215                                      December 31, 2010
         220                                      December 31, 2011
         225                                      December 31, 2012
         230                                      December 31, 2013
         235                                      December 31, 2014
         240                                      December 31, 2015